UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2005, Galaxy Energy Corporation (“Galaxy”) entered into a Securities Purchase Agreement with several accredited investors (the “Investors”) pursuant to which Galaxy agreed to sell, and the Investors agreed to purchase in the aggregate, up to $10,000,000 principal amount of Senior Secured Convertible Notes.

The new notes are secured by a security interest in all of the assets of Galaxy and the domestic properties of its subsidiaries. Such security interest ranks equally with that of the senior secured convertible notes issued by Galaxy on August 19, 2004 and October 27, 2004 (the “2004 Notes”). The new notes are senior to the convertible note financing completed in March 2005 (the “March 2005 Notes”). The new notes are further described in Item 2.03 below.

Proceeds of the financing will be used for the development of Galaxy’s existing oil and gas properties.

The Investors received a perpetual overriding royalty interest in Galaxy’s domestic acreage averaging from 1% to 3%, depending upon the nature and location of the property, a right of first refusal with respect to future debt and/or equity financings, and a right to participate in any farm-out financing transactions that do not have operating obligations by the financing party as a material component.

Galaxy has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the notes and the shares issuable upon exercise of any warrants that may be issued to the Investors.

The holders of the 2004 Notes took the position that Galaxy’s issuance of the March 2005 Notes triggered anti-dilution provisions in the 2004 Notes and related warrants. While Galaxy did not agree with this position, the parties included a waiver of any anti-dilution adjustment resulting from the issuance of the March 2005 Notes and related warrants as part of the terms of this new financing.

This summary description of the financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and other transaction documents, which are filed as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The new notes and related documents have terms substantially similar to the 2004 Notes and related documentation, and also include the following terms:

•	Interest at the prime rate plus 7.25% per annum, adjusted and payable quarterly;

•

Term of five years, but the Investors have the right to have the notes repaid at any time after three years and also in March 2007 if any of the March 2005 Notes are then outstanding, unless certain circumstances exist;

•

Repurchasable by Galaxy at any time after the effectiveness of a registration statement covering the resale of shares issuable as payment for the notes at 110% of par during year one, 107% of par during year two, and 105% of par during year three, with warrants to be issued to the Investors if repurchase occurs prior to the third anniversary;

•	Convertible at any time by the Investors into shares of Galaxy common stock at a price equal to $1.88; and
•

Anti-dilution protections not to be applicable to fixed price equity or equity-linked securities issued by Galaxy at an effective net issuance price of no less than $1.55 per share prior to January 1, 2006 for cumulative gross proceeds not exceeding $20,000,000 (an “Exempted Issuance”).

Concurrent with an Exempted Issuance, Galaxy is required to issue to the Investors three-year warrants exercisable at $1.88 per share. The 2004 Notes and accompanying warrants, and the March 2005 Notes and accompanying warrants have been amended to reflect the same exclusion from the anti-dilution provisions described above.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Securities Purchase Agreement dated May 31, 2005 between Galaxy Energy Corporation and the Buyers named therein*
10.2	Form of Note*
10.3	Form of Qualifying Issuance Warrants*
10.4	Form of Repurchase Warrants*
10.5	Form of Registration Rights Agreement*
10.6	Form of First Amendment to Security Agreement, Pledge Agreement and Guaranty*
10.7	Form of Mortgage Amendment*
10.8	Form of Waiver and Amendment to 2004 Notes and Warrants
10.9	Form of Waiver and Amendment to March 2005 Notes and Warrants*
10.10	Form of Conveyances of Overriding Royalty Interests*

Regulation S-K Number	Document
10.11	Form of March 2005 Subordination Agreement*
99.1	Press release issued June 1, 2005*

*Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION

June 2, 2005	By:	/s/ Marc E. Bruner

Marc E. Bruner, President

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